                                                                     Exhibit 28L

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1999-Y
                                 June 12, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-Y Supplement dated as of August 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the June 15, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class A Adjusted Certificateholders
          on the Payment Date per $1,000 interest.                                                                $         5.789

     2.   The amount of the distribution set forth in paragraph 1 above in respect
          of principal on the Class A Adjusted Certificates, per $1,000 interest                                  $         0.000

     3.   The amount of the distribution set forth in paragraph 1 above in respect of
          interest on the Class A Adjusted Certificates, per $1,000 interest                                      $         5.789

B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a.   The aggregate amount of Collections of Receivables processed for the Due
          Period with respect to the current Distribution Date which were allocated in
          respect of the Investor Certificates of all Series                                                      $323,046,332.32

     b.   The aggregate amount of Collections of Receivables processed for the Due
          Period with respect to the current Distribution Date which were allocated in
          respect of the Series 1999-Y Certificates                                                               $ 12,089,005.78

     c.   The aggregate amount of Collections of Receivables processed for the Due
          Period with respect to the current Distribution Date which were allocated in
          respect of the Class A Certificates                                                                     $ 10,577,880.05

     d.   The amount of Collections of Receivables processed for the Due
          Period with respect to the current Distribution Date which were allocated in
          respect of the Class A Adjusted Certificates, per $1,000 interest                                       $        19.233

     e.  The amount of Excess Spread for the Due Period with respect to the current
          Distribution Date                                                                                       $  4,088,186.08

     f.  The amount of Reallocated Principal Collections for the Due Period with respect
         to the current Distribution Date allocated in respect of the Class A Certificates                        $          0.00

      g.  The amount of Excess Finance Charge Collections allocated in respect of the
          Series 1999-Y Certificates, if any                                                                      $          0.00

                                                                   Series 1999-Y

h.   The amount of Excess Principal Collections allocated in respect of the Series 1999-Y
     Certificates, if any                                                                                $              0.00

2.   Receivables in Trust
-------------------------

a.   Aggregate Principal Receivables for the Due Period with respect to the current
     Distribution Date (which reflects the Principal Receivables represented by the
     Exchangeable Seller's Certificate and by the Investor Certificates of all Series)                   $ 14,532,282,987.84

b.   The amount of Principal Receivables in the Trust represented by the Series 1999-Y
     Certificates  (the "Adjusted Invested Amount") for the Due Period with respect to the
     current Distribution Date                                                                           $    628,571,429.00

c.   The amount of Principal Receivables in the Trust represented by the Class A Certificates
     (the "Class A Adjusted Invested Amount") for the Due Period with respect to the current
     Distribution Date                                                                                   $    550,000,000.00

d.   The Invested Amount for the Due Period with respect to the current Distribution Date                $    628,571,429.00

e.   The Class A Invested Amount for the Due Period with respect to the current Distribution
     Date                                                                                                $    550,000,000.00

f.   The Invested Percentage with respect to Finance Charge Receivables (including Interchange)
     and Defaulted Receivables for the Series 1999-Y Certificates for the Due Period with
     respect to the current Distribution Date                                                                          4.325%

g.   The Invested Percentage with respect to Principal Receivables for the Series 1999-Y
     Certificates for the Due Period with respect to the current Distribution Date                                     4.325%

h.   The Class A Floating Percentage for the Due Period with respect to the current Distribution
     Date                                                                                                             87.500%

i.   The Class A Principal Percentage for the Due Period with respect to the current Distribution
     Date                                                                                                             87.500%

j.   The Collateral Floating Percentage for the Due Period with respect to the current Distribution
     Date                                                                                                             12.500%

K.   The Collateral Principal Percentage for the Due Period with respect to the current Distribution
     Date                                                                                                             12.500%

3.   Delinquent Balances
------------------------

     The aggregate amount of outstanding balances in the Accounts which were 30 or more
     days delinquent as of the end of the Due  Period for the current Distribution Date                  $    627,715,264.06

                                                                   Series 1999-Y

4.  Investor Default Amount
---------------------------

a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-Y Certificates (the "Investor Default Amount")

    1.  Investor Default Amount                                                                       $ 5,355,447.58
    2.  Recoveries                                                                                    $   150,486.38
    3.  Net Default Receivables                                                                       $ 5,204,961.20

b.  The Class A Investor Default Amount

    1.  Investor Default amount                                                                       $ 4,686,016.63
    2.  Recoveries                                                                                    $   131,675.58
    3.  Net Default                                                                                   $ 4,554,341.05

c.  The Collateral Investor Default Amount

    1.  Investor Default Amount                                                                       $   669,430.95
    2.  Recoveries                                                                                    $    18,810.80
    3.  Net Default Receivables                                                                       $   650,620.15

5.  Investor Charge-offs.
------------------------

a.  The amount of the Class A Adjusted Investor Charge-Offs per $1,000 interest after reimbursement of any such Class A Adjusted Investor Charge-Offs for the Due Period
    with respect to the current Distribution Date                                                     $         0.00

b.  The amount attributable to Class A Adjusted Investor Charge-Offs, if any, by which the principal balance of the Class A Adjusted Certificates exceeds the Class A
    Adjusted Invested Amount as of the end of the day on the Record Date with
    respect to the current Distribution Date                                                          $         0.00

c.  The amount of the Collateral Charge-Offs,if any, for the Due Period with respect
    to the current Distribution Date                                                                  $         0.00

6.  Monthly Servicing Fee
-------------------------

a.  The amount of the Monthly Servicing Fee payable from available funds by the Trust to
    the Servicer with respect to the current Distribution Date                                        $   130,952.38

b.  The amount of the Interchange Monthly Servicing Fee payable to the Servicer
    with respect to the current Distribution Date                                                     $   654,761.91

7.  Available Cash Collateral Amount
------------------------------------

a.  The amount, if any, withdrawn from the Cash Collateral Account for the current
    Distribution Date (the "Withdrawal Amount")                                                       $         0.00

b.  The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date (the "Available Cash
    Collateral Amount" for the next Distribution Date)                                                $ 6,285,715.00

                                                                   Series 1999-Y

   c.  The amount as computed in 7.b as a percentage of the Class A Adjusted Invested Amount
       after giving effect to all reductions thereof  on the current Distribution Date                               1.143%

   8.  Collateral Invested Amount
   ------------------------------

   a.  The Collateral Invested Amount for the current  Distribution Date                                    $78,571,429.00

   b.  The Collateral Invested Amount after giving effect to all withdrawals, deposits,
       and payments on the current Distribution Date                                                        $78,571,429.00

   9.  Total Enhancement
   ---------------------

   a.  The total Enhancement for the current Distribution Date                                              $84,857,144.00

   b.  The total Enhancement after giving effect to all withdrawals, deposits
       and payments on the current Distribution Date                                                        $84,857,144.00

C.  The Pool Factor
-------------------
       The Pool Factor (which represents the ratio of the Class A Adjusted Invested Amount on the last day of the month ending on the Record Date adjusted for Class A Adjusted
       Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class A Adjusted Initial Invested Amount).
       The amount of a Class A Adjusted Certificateholder's pro rata share of the
       Class A Adjusted Invested Amount can be determined by multiplying the original
       denomination of the holder's Class A Adjusted Certificate by the Pool Factor                           100.00000000%

D.  Principal Funding Account
-----------------------------

   1.  The Principal Funding Investment Proceeds deposited in the Collection
       Account for the current Distribution Date to be treated as Class A
       Available Funds                                                                                      $         0.00

   2.  The Excess Principal Funding Investment Proceeds for the current
       Distribution Date                                                                                    $         0.00

   3.  The Principal Funding Account Balance as of the end of the day on
       the current Distribution Date                                                                        $         0.00

   4.  The Deficit Controlled Accumulation Amount for the preceding Due Period                              $         0.00

E.  Reserve Account
-------------------

   1.  The Reserve Draw Amount for the current Distribution Date                                            $         0.00

   2.  The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the "Available Reserve Account Amount"
       for the next Distribution Date)                                                                      $         0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page



                                        First USA Bank, National Association
                                         as Servicer



                                        By: /s/ Tracie Klein
                                          -----------------------------------
                                                TRACIE KLEIN
                                        Title:  FIRST VICE PRESIDENT